 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 15, 2012

SUNWAY GLOBAL INC.
(Exact name of registrant as specified in charter)

Nevada	000-27159	65-0439467
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

Daqing Hi-Tech Industry Development Zone
Daqing, Heilongjiang, Post Code 163316
People’s Republic of China
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 86-459-604-6043

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On October 15, 2012, Vision Opportunity Master Fund Ltd and Vision Capital Advantage Fund, LP (the “Sellers”) entered into a Sale and Purchase Agreement (the “Agreement”) with Liang Deli, the Chief Executive Officer and Chairman of Sunway Global, Inc. (the “Company”) and Zhao Qichao (together with Mr. Liang, the “Buyers”). Pursuant to the Agreement, the Sellers agreed to sell and transfer 4,896,959 shares of common stock of the Company and 160,494 shares of Series B Preferred Shares of the Company (the “Shares”) to the Buyers for an aggregate purchase price of $5,000,000, a portion of which shall be paid in cash and a portion of which shall be paid by issuance of a promissory note. The closing of the Agreement is contemplated to occur on the 90th day after the date of the agreement. The Agreement contemplates the delivery, at closing, of a copy of resolutions of the shareholders and/or the board of directors of the Company to the Sellers approving the transfer of the Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWAY GLOBAL INC.

Date: October 18, 2012	By:	/s/ Liang Deli
Liang Deli
President, Chief Executive Officer, Chairman of the Board

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